Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Plumas Bancorp of our report dated March 19, 2025, relating to the consolidated financial statements of Plumas Bancorp appearing in the Annual Report on Form 10-K of Plumas Bancorp for the year ended December 31, 2024.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 31, 2025